UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	February 22, 2013
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York	10110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(f)           On February 22, 2013, the Compensation Committee of the Board of Directors of Rand Logistics, Inc. (the “Company”) approved a grant of a number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) equal to the quotient obtained by dividing (a) $150,000 by (b) the average of the highest and lowest market price of the Common Stock, as reported on the NASDAQ Capital Market on February 22, 2013 (the “Grant Date”), to Scott Bravener, the Chief Executive Officer and President of Lower Lakes Towing Ltd., an indirect wholly owned subsidiary of the Company, for services performed during the fiscal year ended March 31, 2012.  Such shares of Common Stock, net of shares withheld on account of tax withholding obligations, shall vest in equal amounts on each of the first two anniversaries of the Grant Date in accordance with the terms of a Restricted Stock Award Agreement governing such grant.  Mr. Bravener’s total compensation for the fiscal year ended March 31, 2012 is set forth below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Scott Bravener President, Lower Lakes	2012	263,086	-	150,000	-	28,807(1)	441,893

(1)
Consists of medical and dental insurance, basic life insurance and short-term and long-term disability insurance, personal use of a Company vehicle and Company contributions to Mr. Bravener’s Registered Retirement Savings Plan (RRSP) account.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: February 26, 2013	By:	/s/ Joseph W. McHugh, Jr.
Name: Joseph W. McHugh, Jr.
Title: Chief Financial Officer